                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT 1934

       Date of Report (Date of earliest event reported): November 24, 2008
                        [please indicate date first used]

                           BLACKWATER MIDSTREAM CORP.
               (Exact Name of Registrant as Specified in Charter)

                                     NEVADA
                 (State or Other Jurisdiction of Incorporation)

       333-103647                                          26-2590455
(Commission File Number)                       (IRS Employer Identification No.)

            4006 Highway 44
         Garyville, Louisiana                               70051
(Address of Principal Executive Offices)                 (Zip Code)

       Registrant's telephone number, including area code: (985) 535-8500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.  REGULATION FD DISCLOSURE

         Management of Blackwater New Orleans, LLC, a wholly-owned subsidiary of Blackwater Midstream Corp. (the "Company"), has prepared a presentation for prospective investors, which was first distributed on November 24, 2008. The presentation relates to the proposed acquisition and development of the Westwego, Louisiana storage terminal, which was described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2008.

         A summary of the material terms of the presentation are as follows:

INTRODUCTION

         Blackwater Midstream Corporation ("BWMS") has entered into a definitive Asset Purchase Agreement to acquire NuStar Energy's Westwego, Louisiana liquid storage terminal. The facility consists of 54 bulk storage tanks ranging in size from 4,700 barrels to 102,000 barrels, with a total capacity of 855,000 barrels. The facility is located at mile marker 101.4 on the Mississippi River. The modes of access at the facility include a deep water marine dock, a rail system with capacity to handle up to 35 railcars, and multiple truck loading/unloading stations. The expected closing date for the transaction is on or before December 15, 2008. A Commitment Letter from J.P. Morgan Chase has been secured to finance 50% of the $4.8 million acquisition price in senior debt.

         Midstream terminal assets offer an attractive, low risk opportunity to invest in the chemical, petroleum, and agricultural products sectors without taking commodity price risk. Increased demand for storing agricultural, petroleum, and chemical liquids coupled with a lack of investment for several decades provides an attractive macroeconomic environment for storage in the Southern Louisiana/ Gulf Coast region.

         The site is currently generating approximately $850,000 of EBITDA based on the current owner's 2008 forecast. The current utilization rate at the facility is only 51.2% of capacity. Blackwater Midstream is projecting an increase in EBITDA to $2,605,000 for 2009 due in large part to management's increasing the facility utilization rate to an estimated 56.4%. There are approximately 400,000 barrels of leasable capacity at the facility for 2009. The BWMS 2009 projections are based on leasing 230,000 barrels of the open capacity at rates substantially higher than those currently in place. The current owner is willing to sell this underperforming asset as it is a small, non-core asset to their business plan.

         Storage assets typically have high operating margins (in the 65-70% EBITDA margin range). In the current environment of scarce storage capacity and availability in the Gulf Coast region, the opportunity exists for Blackwater Midstream to take an underutilized and under managed facility and realize substantial growth

SUMMARY INVESTMENT CONSIDERATIONS

         Attractive valuation: management knows the assets well and was able to enter into a negotiated transaction at a reasonable 1.85x multiple of pro forma 2009 EBTIDA, an estimated 49% discount to appraised value and an estimated 65% discount to replacement cost.

         With the acquisition, Blackwater will be a cash flow positive operation. Future capital will be needed only for execution of the "roll-up" strategy. Management believes the current debt/equity ratio of 50/50 will improve towards more debt and less equity for future acquisitions.


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

         Blackwater's "roll-up" strategy acquiring underperforming, non-strategic, niche terminalling assets enables the Company to build a diversified asset base and mitigate business risk. Blackwater's experienced management team has unparalleled access to exclusive, negotiated asset acquisitions of niche, non-core assets that offers a sustainable competitive advantage. Moreover, management has a demonstrated track record of having added value to acquisitions by improving underperforming assets.

         Blackwater has a strong, experienced management team with a proven track record of having built midstream energy businesses and exited them through sale to strategic partners with significant equity value creation. Management has a combined over 50 years of terminal experience in the Lower Mississippi/ Gulf Coast market and has worked together previously and successfully as a team. Michael Suder was instrumental in building Delta Terminals (backed by CVC Capital) and selling it to Kinder Morgan at an estimated 10x return on initial equity capital and in building LBC's Lower Mississippi terminals business (backed by One Equity Partners, the private equity arm of JP Morgan) and selling out to Challenger Financial at an estimated 8x return on initial equity capital. Management has key customer relationships from their days at Kinder Morgan and believes that it can secure long-term contracts with leading energy companies in short order. Board member Herb Whitney, who used to head up CITGO's Pipeline business and was chairman of Colonial Pipeline during its turnaround, provides strong relationships with senior management of leading energy companies worldwide.

         Senior debt from JP Morgan Chase: Management's track record and high credibility in the industry enabled BWMS to access a senior debt commitment from JP Morgan Chase amidst a very difficult credit environment.

         Healthy increase in company valuation: Management projections show that the company value of Blackwater will increase to 60m$ in 2010, 120m$ in 2011 and 210m$ in 2012. These projections are based on the strategy and financial assumptions presented in this information memorandum.

         The Lower Mississippi/ Gulf Coast region of the United States has a chronic shortage of terminal storage for oil, refined products, agricultural and chemical liquids. Blackwater management believes there is a significant shortage of available capacity in the Lower Mississippi/ Gulf Coast region. Demand for energy infrastructure is increasing due to decades of underinvestment and is driven by significant planned refinery expansions in the Lower Mississippi/ Gulf Coast region that account for an estimated 35% of planned refinery expansions in the US (due to problematic permitting issues, there has not been a new refinery built in the US in over 30 years).

         Midstream energy infrastructure offers a relatively low-risk investment in a high margin, asset intensive business that offers steady, recurring cash flows substantially uncorrelated with commodity prices that are highly valued in the marketplace. Large midstream companies such as Kinder Morgan and Berkshire Hathaway's Mid-American subsidiary have valuations in the 10x to 20x EBITDA range as investors appear to be paying a significant premium for long-lived energy infrastructure assets that offer steady cash flow. Management believes that there is an arbitrage opportunity to acquire midstream assets at a reasonable cost of capital and garner high trading multiple valuations once improved operationally and commercially.

BULK LIQUID TERMINAL INDUSTRY

         Bulk liquid terminals store a range of products including crude oil, bunker fuel, gasoline, distillate, diesel, jet fuel, chemicals, agricultural products, and bio-diesel. For example, on the refined product segment of oil, in the United States, approximately 300 million barrels of refined products, blend stock and intermediate products are stored within the refined product value chain in facilities located between refinery processing units and product tank trucks (out of an estimated 700 million total barrels of storage including crude oil and other liquid products). Refiner storage accounts for about 40 percent of total product inventory while refined product pipelines typically containing less than 20 percent. The remainder, accounting for approximately 100 million barrels of inventory, is stored in bulk storage terminals that provide facilities for aggregation, distribution, finished produce blending, imports offloading and pipeline staging.

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

         The importance of bulk terminal facilities in the refined product segment supply chain has grown significantly over the past decade as the nation's product supply patterns have become increasingly more complex. The number of operating refineries in the US has declined in the period, resulting in fewer refinery sites that produce higher volumes of more grades of finished and unfinished products. Bulk storage facilities have expanded to accommodate the growth in output from the surviving refineries, the increase in the complexity of finished product blending, and the staging flexibility required by refined product pipelines. In addition, the change in supply patterns, including the increase of Brazilian crude and the decreases in the availability of Venezuelan crude have driven the need for more storage and blending capacity. These services are essential in order to effect timely and efficient operation of the US's fuel distribution system.

         Third-party terminalling businesses are generally independent operations that support many different commercial customers including refiners, blenders, traders and marketers. Income is derived from tank leasing, operational charges associated with blending services and throughput charges for receipt and delivery options. The primary strategic drivers of the business include location and connectivity to logistics infrastructure. Capital investment in terminalling assets is generally supported by long-term (five years or more) contracts with major oil and gas, chemical and agricultural companies.

         Investments resulting in incremental expansion of existing capacity through tank additions and increased utilization of existing infrastructure such as docks, pipeline origin pumps, truck racks, etc. have been the focus of the industry over the past two decades. Over the past few years, the underlying infrastructure and in some cases the real estate associated with many bulk terminals has been exhausted. As such, industry fee structures have evolved with costs for additional capacity today increasing over historical levels to recoup the total cost for real estate, new tanks and the addition of related terminal infrastructure as well.

DESCRIPTION OF BLACKWATER NEW ORLEANS, LLC - WESTWEGO, LA

         Blackwater Midstream Corporation has executed an Asset Purchase Agreement for the acquisition of an 855,000 barrel storage facility in the Port of New Orleans. The facility consists of:
         o 26.5 acres, which includes up to 5 acres of expansion capability.
         o        54 Tanks - ranging in size from 4,700 to 102,000 bbls
         o        Total Facility Capacity: 855,700 bbls
         o        Current Leased Capacity 438,400 bbls
         o        Current Capacity Available for Lease 298,800 bbls
         o        14,500 bbls out of service pending Tank API Inspections
         o        104,000 bbls out of service pending tank floor replacements
         o        2008 Forecasted
                  o        EBITDA $849,084
                  o        Revenue $2.342m
                  o        Opex $1.493m


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

         The acquisition will be immediately accretive and has attractive attributes for Blackwater New Orleans:
         o Immediate positive cash flow and hard assets on the ground within 60 days;
         o Facility is of the right size and location and can be easily assimilated into current management team;
         o Approx. 5 acres of open land at the facility that allows for future expansion;
         o Intermodal infrastructure including three rail sidings with capacity of up to 35 railcars is attractive to customers;
         o Current labor costs for only 9 employees (6 office/mgmt and 3 operations) at $780k/year. Possible downsizing opportunity to realize efficiency savings.

FINANCIAL PERFORMANCE OF THE ACQUISITION
         o Current Case: $4.8 million purchase price on current EBITDA of $849k
         o Expected case: (year 1 - post acquisition): Increase financial performance in 2009 by leasing 230k bbls of the open capacity of 385k bbls at monthly rates in excess of $1.00 per barrel per month by adding an additional $1.958 million of revenue and $1.755 million of EBITDA to est. pro forma 2009 EBITDA of $2,605,000.

MARKETING STRATEGY

         The available capacity at the Westwego site will be marketed to specific industries and products that require value added services at a site that is well positioned geographically in their supply chain. The growth will be based on the facility's strengths, which are the size of the tanks, and the modal flexibility available at the site. The existing marine, rail, and truck product handling capabilities will attract the following industries.
         o        Vegetable Oils
         o        Commodity Chemicals
         o        Drilling Fluids
         o        Specialty Chemicals
         o        Molasses Products
         o        Petroleum Products

VALUE-ADDED SERVICES/ PACKAGE FILLING

         An existing 12,000 square foot building at BWMS is not being utilized by the current owner. The availability of this building will allow Blackwater to incorporate drum and package filling services into the marketing plan for the site. The BWMS management team has considerable experience in growing this segment of the third party independent terminal business. The ability to offer additional value added services, such as package filling, can attract a wider array of customers who require a turn-key facility that offers a complete logistics solution.

         The Company has entered into a consulting agreement with Martyn Lucas to execute the commercial strategy of developing a drum and package filling business at the newly acquired site. Mr. Lucas is the former Vice President of Delta Petroleum Company in New Orleans, Louisiana, one of the largest independent chemical and petroleum toll processors and drum fillers in the United States. For 62 years, Delta Petroleum has provided blending, filling, packaging, drumming, warehousing, distribution and logistical services to a roster of blue-chip clients. During his 28 years with Delta Petroleum, Mr. Lucas was responsible for all sales and marketing activities, as well as General Manager for this multi site production company, reporting directly to the President and CEO.

         During Mr. Lucas' tenure, the company constructed a petroleum and chemical blending/packaging complex in Denver, Colorado and a state of the art chemical filling operation in Deer Park, Texas, achieving solid revenue, market and EBITDA profit contributions. In addition, in 1999 Delta Petroleum successfully acquired two leading petroleum and chemical packaging companies, located in Chicago, IL. and Toronto, Canada. Prior to Delta Petroleum, Mr. Lucas worked for 10 years at British Petroleum, in London, England. Mr. Lucas holds a BSc degree in Mechanical Engineering.

MANAGEMENT TRACK RECORD

         Blackwater's management team has extensive experience in terminalling in the South Louisiana/ Gulf Coast region and a proven track record of having created substantial shareholder value in building midstream businesses under the auspices of leading private equity investors:
         o Blackwater's management team has collectively over 50 years' experience developing, building and expanding Independent Liquid Terminal facilities.
         o Management has consistently demonstrated the ability while with Delta Terminal Services, Kinder Morgan, LBC, and Canal Barge to acquire underperforming assets, improve the acquired facility operations, and greatly increase the financial performance of the assets (e.g. terminal locations at Harvey, LA; Cincinnati, OH; Baton Rouge, LA; Staten Island, NY; Chicago, IL).
         o Management has a proven track record of building midstream businesses, creating substantial shareholder value with major private equity investor backing (CVC and One Equity Partners) and consummating lucrative exits through sales to strategic buyers.
         o Management has extensive relationships with major customers (e. g. petroleum refiners and chemical manufacturers) and a proven track record of securing long term contracts for terminal and ancillary services.

FINANCIALS AND EXIT STRATEGY

         Midstream energy infrastructure companies such as Blackwater are characterized by small initial capital expenditures that can be largely debt financed with long-term contracts from key, credit worthy customers in place. Once constructed, storage assets have high operating margins (in the 65-70% EBITDA margin range) as the facilities are largely automated, requiring little in the way of labor and variable costs. In the current environment of scarce storage capacity and availability in the Gulf Coast region, there is the opportunity for substantial operating leverage through pricing power for the incremental barrel of storage, higher margin niche products and ancillary, value-added service fees.

         Midstream energy infrastructure assets are characterized by steady cash flows largely independent of the prices of the underlying commodities. Blackwater anticipates obtaining debt that is available to energy infrastructure companies even in the current credit environment to acquire other facilities in addition to Westwego.

         As there is a dearth of small to mid-cap midstream energy infrastructure companies, Blackwater intends to pursue an active acquisition strategy. Smaller facilities that may not be of sufficient scale to be of interest to companies such as Kinder Morgan (with a market capitalization in the tens of billions of dollars), may have a meaningful impact on the operations and valuation of Blackwater. Management is currently in preliminary discussions with several such potential acquisition targets. However, no assurances can be made at this time that Blackwater will be successful in consummating acquisitions at attractive valuations that are accretive to shareholder value.

         Historically, large midstream energy infrastructure companies such as Kinder Morgan, Mid-America (a subsidiary of Berkshire Hathaway) have grown in roughly equal proportions via internal growth and active acquisition programs. Management believes that once Blackwater achieves a size and scale as set in its operating plan, it will be an attractive acquisition target to a strategic buyer. In the interim, management believes as a small-cap pure play in the midstream energy infrastructure sector, Blackwater will command a premium valuation.

         Management projections show that the company value of Blackwater will increase to 60m$ in 2010, 120m$ in 2011 and 210m$ in 2012. These projections are based on the strategy and financial assumptions presented in this information memorandum.

FINANCIAL PROJECTIONS FOR WESTWEGO

         The following is an account of the projected revenues, operating expenses, and earnings of the acquisition.

                                 CURRENT   ----------- -------------- ----------- ----------- -----------
         ANNUAL      CAPACITY    PRICE/BBL
         ESCALATION  (BBLS):     /MO:         2008         2009          2010        2011        2012
-------------------- ----------- --------- ----------- -------------- ----------- ----------- -----------
TOTAL REVENUE:                             $2,342,643     $4,300,000  $5,896,494  $6,872,109  $8,998,272
-------------------- ----------- --------- ----------- -------------- ----------- ----------- -----------
TOTAL OPERATING
EXPENSE:                                   $1,493,559     $1,695,104  $1,920,690  $2,123,077  $2,705,558
-------------------- ----------- --------- ----------- -------------- ----------- ----------- -----------
TOTAL EBITDA:                                $849,084     $2,604,896  $3,975,803  $4,749,032  $6,292,714
-------------------- ----------- --------- ----------- -------------- ----------- ----------- -----------

ASSUMPTIONS UNDERLYING FINANCIALS FOR WESTWEGO

TANK UTILIZATION PROJECTION
------------------------------------- ----------------- --------------- --------------- ----------------- -----------------
                                                                           Out of
                                           Leased         Available       Service
                                          Capacity        Capacity        Capacity       Total Capacity     Utilization
------------------------------------- ----------------- --------------- --------------- ----------------- -----------------
2007:                                     438,400          298,800         118,500          855,700            51.20%
2008 NuStar Forecast:                     438,400          298,800         118,500          855,700            51.20%
2009 projected:                           482,400          254,800         118,500          855,700            56.38%
2010 projected:                           632,400          104,800         118,500          855,700            73.90%
2011 projected:                           736,400          104,800          14,500          855,700            86.05%
2012 projected:                           936,400          104,800          14,500         1,055,700           88.69%
2013 projected:                           936,400          104,800          14,500         1,055,700           88.69%
------------------------------------- ----------------- --------------- --------------- ----------------- -----------------

ACQUISITION FINANCING

         A commitment letter has been secured from J.P Morgan Chase Bank to finance 50% of the $4.8 million dollar acquisition cost. The term of the financing is five years.

FACILITY APPRAISAL

         Blackwater Midstream contracted with NORAM, LLC to perform an appraisal of the facility. NORAM placed the facility value at $9,443,733 exclusive of the land value for the 26.5 acre site, equating to a 49% purchase price discount to the appraised value. The appraisal report is available upon request.

ASSUMPTIONS UNDERLYING FINANCIALS FOR BLACKWATER

         Consistent with the roll-up strategy, the projections include the acquisition of one 500.000 bbl facility per year. The financials of the Westwego terminal have been extrapolated.

COMPETITION

         In the New Orleans/Baton Rouge Petroleum Refining Corridor and Chemical Manufacturing Complex, the direct competition to the Blackwater Midstream site is International Matex Marine Terminals (IMTT) with three facilities located in St. Rose, Gretna, Avondale, LA. IMTT has a total capacity of 14.1 million barrels on the Mississippi River with the majority of 11.4 million barrels at the St. Rose, LA site. The St. Rose facility has access to the Louisiana Offshore Oil Production (LOOP) pipeline. In recent years, IMTT has placed an emphasis on Chemical storage growth with the development of a new off-site expansion project at BASF Chemicals' Geismar, LA production site.

         Kinder Morgan also has three facilities located in Harvey, Westwego, and St. Gabriel, LA, with a total system capacity of approximately 4.5 million barrels. Kinder Morgan has historically attracted only third party Chemical storage business.

         LBC has one facility in the New Orleans/Baton Rouge market with a total capacity of 2.4 million barrels. They are currently expanding their Petroleum system for their existing customers by approximately 1 million barrels.

         Stolt Terminal has a presence on the Mississippi down river from New Orleans in St. Bernard Parish. The Stolt facility is approximately 2 million barrels and specializes exclusively in Chemical storage and handling as a means of servicing the Parcel Tanker fleet of their corporate parent.

KEY MANAGEMENT AND DIRECTORS

         Blackwater's current executive officers are as follows:

MICHAEL SUDER - CHIEF EXECUTIVE OFFICER.

         Mr. Suder is the former president/COO of Delta Terminal Services, Harvey, Louisiana. Part of the investment group with Citicorp Venture Capital that purchased the terminal in January 1995 for $20 million. He was responsible for growing the facility from 1.5 million barrels to over 3 million barrels. During his time, the company built over 100 new tanks and new drumming warehouses. EBITDA grew from $4.5 million to $17 million. The business was sold to Kinder Morgan Energy Partners in December 2000 for estimated 1000% return. After selling Delta Terminal Services, Mr. Suder became the general manager of Kinder Morgan's lower Mississippi River region. He was responsible for all aspects of the liquid terminals in the region. He held that position from 2001 until 2005. From September 2005 to June 2007, Mr. Suder was the director of new business development for LBC Tank Terminals. He oversaw the growth at their Baton Rouge facility where capacity increased by over 1 million barrels. A One Equity Partners portfolio company, the business was sold to Challenger Financial Services in June of 2007 for 585 million euros. Mr. Suder holds a B.A. degree from George Washington University in Washington, D.C.

DALE T. CHATAGNIER - CHIEF OPERATING OFFICER

         Mr. Chatagnier's duties include responsibility for all operational, engineering, and construction aspects of Blackwater Midstream's greenfield sites and acquisitions. Prior to joining the company, Mr. Chatagnier was a consultant for North American Terminal Services, serving as vice president of engineering and operations. He previously served as Director of Operations and Engineering for Kinder Morgan Liquid Terminal's 3-million barrel chemical storage facility in New Orleans, LA. Prior to Kinder Morgan, Mr. Chatagnier worked as VP of Facility Development and Engineering with Westway Terminal Co. Mr. Chatagnier holds a Bachelor of Science degree in Mechanical Engineering from the Louisiana State University in Baton Rouge, Louisiana.

FRANK MARROCCO - CHIEF COMMERCIAL OFFICER

         Mr. Marrocco joins the Blackwater Midstream Assets team as the Chief Commercial Officer in charge of Business Development. He brings over twenty years of Senior Management experience in the Liquids Terminal Industry. He most recently held the role of Regional Vice President for Kinder Morgan's Northeast Terminals managing over 15 million barrels of Petroleum and Chemical capacity in the New York/New Jersey Harbor and Philadelphia market. While in the Northeast, Mr. Marrocco oversaw the expansion of over 5.5 million barrels of clean Petroleum product capacity including the Kinder Morgan acquisition of Exxon Mobil's Staten Island Terminal in 2005.

         Mr. Marrocco also gained extensive experience in the New Orleans market while he served as the Vice President-General Manager of Delta Terminal Services in Harvey, LA. At Delta Terminal Services, he led the commercial efforts which allowed the expansion of the facility's capacity by over 1 million barrels by adding numerous Fortune 500 Chemical Companies to Delta Terminal's portfolio of customers. Mr. Marrocco holds a B.S. degree in Business Management from Thomas Edison State College in Trenton, NJ.

HERB WHITNEY - VICE CHAIRMAN OF THE BOARD

         Mr. Whitney has over 40 years senior midstream experience. He spent forty years at CITGO Petroleum in positions of increasing general management responsibility. He is the former President of CITGO Pipeline Company, Chairman of the Board of Colonial Pipeline Company, and throughout his career was General Manager of five CITGO divisions: Marine Transportation and Logistics; Supply Planning and Administration; Product Supply, Distribution, Trading, and Commercial/Aviation Sales; Operations and Crude Oil Supply; and International Feedstocks and Logistics. Mr. Whitney holds a B.S. in Civil Engineering from Kansas State University.

MATHIJS VAN HOUWENINGE - MEMBER OF THE BOARD

         Mr. van Houweninge is a Managing Partner of Falcon. He started his own software company while attending university in Utrecht, The Netherlands. The company specialized in consultancy and software development for the Financial Industry. While building his company, Mr. van Houweninge held several management positions within the industry, and in 2000 sold his company to a major software firm. Since then, he has been active in evaluating business proposals of start-ups and early growth firms. Mr. Van Houweninge sits on the boards of several listed and non-listed US and EU companies. He is also a licensed commercial pilot.

CHRISTOPHER WILSON - MEMBER OF THE BOARD

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

None.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2008                BLACKWATER MIDSTREAM CORP.


                                        By: /s/ Donald St. Pierre
                                            ------------------------------------
                                            Donald St.Pierre
                                            Chief Financial Officer




















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